Exhibit 99.2

Casa Systems Reports First Quarter 2023 Financial Results

Also Announces Execution of Strategic Term Loan B Transaction Support Agreement to Extend Debt Maturity

Reiterates Full Year 2023 Guidance

Andover, Mass. – May 9, 2023 – Casa Systems, Inc. (Nasdaq: CASA), a leading provider of cloud-native software and physical broadband technology solutions for access, cable, and cloud, today reported its financial results for the first quarter ended March 31, 2023.

With respect to first quarter financial results, the Company announced the following:

First Quarter 2023 Financial & Operational Highlights

•
Revenue of $45.3 million
•
GAAP net loss of $(31.7) million, including severance charges of approximately $3.9 million
•
Non-GAAP net loss of $(24.5) million
•
GAAP net loss per fully diluted share of $(0.33)
•
Non-GAAP net loss per fully diluted share of $(0.26)
•
Adjusted EBITDA of $(16.2) million
•
Cash, cash equivalents and restricted cash of $115.6 million at quarter end
•
TLB Debt retirement of $2.1 million during Q1 2023

“I am pleased to announce that we just signed a transaction support agreement regarding our Term Loan B debt facility with a majority of our lender syndicate that should enable us to resolve our upcoming December 2023 debt maturity and extend this to a scheduled maturity of December 2027. This key accomplishment will provide us the time and flexibility to execute on our long-term business plan of consistent annual top-line growth and positive net adjusted EBITDA results,” said Edward Durkin, Chief Financial Officer and Interim Chief Executive Officer. “We are continuing to gain traction with our market-leading Access, Cable, and Cloud product portfolios, as evidenced by the new Cable MSO wins and the successful deployment of our VCCAP and DA2200 Distributed Access node to Tier 1 cable operators in North and South America; our continuing progress with Verizon on their strategic 5G MEC initiative; our work with LG U+ to deploy our eNode B Gateway and Security Gateway solutions in South Korea; and the readiness of our 4G/5G enterprise small cell radio products which will ship to a major MNO in the second half of 2023.”

Mr. Durkin continued, “Our financial performance in the first quarter came in slightly below our expectations due to the slipped timing of some orders tied directly to the uncertainty of our Term Loan B status, and the timing of acceptance of one software order. That said, I am pleased to also announce we have since closed the largest Cable deal that slipped outside of Q1, and we expect to receive customer acceptance on this software order in Q2 2023. In light of the execution of the transaction support agreement and other factors, we continue to expect accelerating revenue growth in the second half of the year, supported by our sales pipeline, timing of software deliveries, expected customer acceptance on key contract deliveries and strong backlog scheduled to ship in the second half of 2023. These factors give us the confidence to reiterate our 2023 revenue and positive net Adjusted EBITDA guidance for the year as earlier provided in March 2023.”

Term Loan B (“TLB”) Transaction Support Agreement to Extend Debt Scheduled Maturity to December 2027

On May 9th, 2023, Casa Systems announced (press release) it had entered into a Transaction Support Agreement (the “TSA”) with an ad hoc committee of lenders (the “Consenting Lenders”) representing approximately 60% of the approximately $223 million in aggregate principal amount of the Company’s Term Loan B Senior Secured debt now outstanding (the “2023 TLB Debt”).

The TSA provides for, among other things, the extension of the current maturity of the 2023 TLB Debt held by the Consenting Lenders (approximately $133.9 million) with maturity scheduled for December 2027, allowing the Company to execute on its previously announced growth strategy, implement operational efficiencies and execute on strategic initiatives. The Consenting Lenders have agreed, subject to certain terms and conditions set forth in the TSA, to exchange approximately $133.9 million of their existing 2023 TLB Debt for a newly issued super-priority term loan B (the “2027 TLB Debt”). The TSA also provides that other holders of the existing 2023 TLB Debt that did not initially sign the TSA may execute a joinder to the TSA under certain conditions. Any such other holder that executes a joinder will be required, subject to the same terms and conditions, to exchange its 2023 TLB Debt for such 2027 TLB Debt. Please see the Company’s Current Report on Form 8-K that was filed today with the Securities and Exchange Commission with respect to the TSA and the 2027 TLB Debt, including for additional information regarding the economics, covenants and conditions applicable thereto.

The consummation of the transactions contemplated by the TSA will be conditioned on the satisfaction or waiver of certain conditions precedent, including finalizing all definitive documents and completion of satisfactory due diligence by the Consenting Lenders. The transactions contemplated by the TSA may not be completed as contemplated, or at all. If the Company is unable to complete this transaction or any other alternative transactions, on favorable terms or at all, due to market conditions or otherwise, its financial condition could be materially adversely affected. This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security and does not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

2023 Financial Outlook and Current Guidance

For the fiscal year 2023, the Company currently expects:

•
Revenue between $300 million and $325 million
•
Positive Net Adjusted EBITDA for the year

Conference Call Information

Casa Systems is hosting a conference call for analysts and investors to discuss its financial results for the first quarter ended March 31, 2023, and its business outlook at 6:00 p.m. Eastern Time today, May 9, 2023. The conference call can be heard via webcast in the investor relations section of its website at http://investors.casa-systems.com, or by dialing 1-877-407-4019 in the United States or 1-201-689-8337 from international locations with Conference ID 13738572. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of Casa Systems’ website for 90 days after the event.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the projected results of operations and financial position of Casa Systems, Inc. (“Casa

Systems” or "Casa" or the “Company” or “we”), including financial targets, business strategy, our plans to refinance the 2023 TLB Debt, and plans and objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “are optimistic,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our estimates and assumptions of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) our ability to satisfy the conditions described in the TSA and to consummate the transactions contemplated thereby, and to effectively refinance the 2023 TLB Debt; (2) our ability to fulfill our customers’ orders due to supply chain delays, access to key commodities or technologies or events that impact our manufacturers or their suppliers, including the lingering effects of the COVID-19 pandemic; (3) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (4) the concentration of a substantial portion of our revenue in certain customers; (5) fluctuations in our revenue due to timing of large orders and seasonality; (6) the length and lack of predictability of our sales cycle; (7) any difficulties we may face in expanding our platform into the wireless market; (8) any failure to maintain the synergies we have realized from our acquisition of NetComm; (9) increases or decreases in our expenses caused by fluctuations in foreign currency exchange rates and interest rates; (10) our ability to effectively transition our chief executive officer role; and (11) other factors discussed in the “Risk Factors” section of our public reports filed with the Securities and Exchange Commission (the “SEC”), including our most recent Quarterly Report on Form 10-Q and our most recent Annual Report on Form 10-K, which are on file with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), we are presenting the following non-GAAP financial measures in this press release and the related earnings conference call: non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA and free cash flow. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Non-GAAP net income and non-GAAP diluted net income per share. We define non-GAAP net income as net (loss) income as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense and amortization of acquired intangible assets, which are non-cash charges; the impact of severance and restructuring charges; and the tax effect on these excluded items. We believe that excluding amortization expense of acquired intangible assets results in more useful disclosure to investors and others as it is a significant non-cash charge related to an event that is generally infrequent based on our historical activities. We further note that while amortization of acquired intangible assets is excluded from the measures, the revenue of the acquired company is reflected in the measures and the acquired assets contribute to revenue generation. We believe that excluding severance and restructuring charges results in more useful disclosure to investors and others as they are significant one-time non-recurring charges. The tax effect of the excluded items was calculated based on specific calculations of each item’s effect on the tax provision. We believe that excluding these discrete tax benefits from our effective income tax rate results in more useful disclosure to investors and others regarding income tax effects of excluded items as these amounts may vary from period to period independent of the operating performance of our business. We define non-GAAP diluted net income per share as diluted net (loss) income per share reported in our condensed consolidated statements of operations, excluding the impact of items that we exclude in calculating non-GAAP net income. We have presented non-GAAP net income and non-GAAP diluted net income per share because they are key measures used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. The presentation of non-GAAP net income and non-GAAP diluted net income per share also allows our management and board of directors to make additional comparisons of our results of operations to other companies in our industry.

Adjusted EBITDA. We define adjusted EBITDA as our net (loss) income, excluding the impact of stock-based compensation expense; severance and restructuring charges; other income (expense), net; depreciation and amortization expense; and our (benefit from) provision for income taxes. We have presented adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that, by excluding the impact of these expenses, adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that, after purchases of property, equipment and software licenses, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet.

We use these non-GAAP financial measures to evaluate our operating performance and trends and to make planning decisions. We believe that each of these non-GAAP financial measures helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of each non-GAAP financial measure. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results and enhance the overall understanding of our past performance and future prospects.

Our non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated and presented in accordance with GAAP. Some of these limitations are:

•
each of non-GAAP net income, non-GAAP diluted net income per share, and adjusted EBITDA exclude stock-based compensation expense and amortization of acquired intangible assets because they have recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business;

•
each of non-GAAP net income, non-GAAP diluted net income per share, and adjusted EBITDA exclude severance and restructuring charges because they are one-time, non-recurring charges, although they are included in our operating expenses;

•
adjusted EBITDA excludes depreciation and amortization expense, and although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

•
adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt or the cash received from our interest-bearing financial assets, both of which impact the cash available to us;

•
adjusted EBITDA does not reflect foreign currency transaction gains and losses, which are reflected in other income (expense), net;

•
adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•
free cash flow may not represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from this measure;

•
free cash flow may not represent the total increase or decrease in cash and cash equivalents for any given period because it excludes cash provided by or used for other investing and financing activities; and

•
other companies, including companies in our industry, may not use or report non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA or free cash flow, or may calculate such non-GAAP financial measures in a different manner than we do, or may use other non-GAAP financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as comparative measures.

For the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Selected GAAP and Non-GAAP Financial Measures.”

About Casa Systems, Inc.

Casa Systems, Inc. (Nasdaq: CASA) delivers the core-to-customer building blocks to speed 5G transformation with future-proof solutions and cutting-edge bandwidth for all access types. In today’s increasingly personalized world, Casa Systems creates disruptive architectures built specifically to meet the needs of service provider networks. Our suite of open, cloud-native network solutions unlocks new ways for service providers to build networks without boundaries and maximize revenue-generating capabilities. Commercially deployed in more than 70 countries, Casa Systems serves over 475 Tier 1 and regional communications service providers worldwide. For more information, visit http://www.casa-systems.com.

CONTACT INFORMATION:

IR Contacts

Dennis Daly

Casa Systems

978-688-6706 ext. 6310

investorrelations@casa-systems.com

or

Jackie Marcus or Josh Carroll

Alpha IR Group

617-466-9257

investorrelations@casa-systems.com

Source: Casa Systems

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue	$45,297	$64,399
Cost of revenue	27,142	37,720
Gross profit	18,155	26,679
Operating expenses:
Research and development	20,840	22,673
Selling, general and administrative	24,457	22,329
Total operating expenses	45,297	45,002
Loss from operations	(27,142)	(18,323)
Other income (expense):
Interest income	966	34
Interest expense	(5,208)	(3,688)
Gain on extinguishment of debt	133	—
Loss on foreign currency, net	(292)	(273)
Other income, net	33	18
Total other expense, net	(4,368)	(3,909)
Loss before provision for income taxes	(31,510)	(22,232)
Provision for income taxes	148	10,352
Net loss	$(31,658)	$(32,584)

Net loss per share:
Basic and diluted	$(0.33)	$(0.39)

Weighted-average shares used to compute net loss per share:
Basic and diluted	95,793	84,583

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2023	2022
Reconciliation of Net Loss to Non-GAAP Net Loss:
Net loss	$(31,658)	$(32,584)
Stock-based compensation	4,122	2,628
Amortization of acquired intangible assets	1,343	1,426
Severance and restructuring charges	3,936	—
Tax effect of excluded items	(2,256)	(1,032)
Non-GAAP net loss	$(24,513)	$(29,562)
Non-GAAP net loss margin	(54.1)%	(45.9)%

Reconciliation of Diluted Net Loss Per Share to Non-GAAP Diluted Net Loss Per Share:
Diluted net loss per share	$(0.33)	$(0.39)
Non-GAAP adjustments to net loss	0.07	0.04
Non-GAAP diluted net loss per share	$(0.26)	$(0.35)
Weighted-average shares used in computing diluted net loss per share	95,793	84,583

Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(31,658)	$(32,584)
Stock-based compensation	4,122	2,628
Amortization of acquired intangible assets	1,343	1,426
Severance and restructuring charges	3,936	—
Depreciation and amortization	1,543	2,189
Other expense	4,368	3,909
Provision for income taxes	148	10,352
Adjusted EBITDA	(16,198)	(12,080)
Adjusted EBITDA margin	(35.8)%	(18.8)%

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2023	2022
Reconciliation of Net Cash (Used in) Provided by Operating Activities to Free Cash Flow:
Net cash (used in) provided by operating activities	$(8,350)	$18,097
Purchases of property and equipment and software licenses	(679)	(966)
Free cash flow	$(9,029)	$17,131

Summary of Stock-Based Compensation Expense:
Cost of revenue	$26	$35
Research and development	700	595
Selling, general and administrative	3,396	1,998
Total	$4,122	$2,628

Summary of Revenue:
Product revenue:
Access devices	24,908	31,747
Cable	6,918	19,774
Cloud	3,423	1,024
Product revenue	$35,249	$52,545
Service revenue:
Access devices	846	1,762
Cable	8,416	8,855
Cloud	786	1,237
Service revenue	$10,048	$11,854
Total revenue	$45,297	$64,399

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$112,495	$126,312
Accounts receivable, net	47,463	74,484
Inventory	83,339	81,795
Prepaid expenses and other current assets	4,914	2,836
Prepaid income taxes	2,918	6,352
Total current assets	251,129	291,779
Property and equipment, net	18,695	19,518
Right-of-use assets	4,756	5,199
Goodwill	50,177	50,177
Intangible assets, net	24,252	25,759
Other assets	7,120	5,862
Total assets	$356,129	$398,294
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,106	$29,283
Accrued expenses and other current liabilities	34,525	31,825
Accrued income taxes	896	4,298
Deferred revenue	36,372	31,305
Lease liability	1,909	2,040
Current portion of long-term debt, net of unamortized debt issuance costs	223,256	225,161
Total current liabilities	312,064	323,912
Accrued income taxes, net of current portion	7,408	6,640
Deferred tax liabilities	1,493	1,490
Deferred revenue, net of current portion	5,195	5,529
Lease liability, long-term	3,087	3,416
Other liabilities, net of current portion	7,646	7,906
Total liabilities	336,893	348,893

Stockholders’ equity:
Common stock	100	98
Treasury stock	(14,837)	(14,837)
Additional paid-in capital	245,858	244,675
Accumulated other comprehensive (loss) income	(1,997)	(2,305)
Accumulated deficit	(209,888)	(178,230)
Total stockholders’ equity	19,236	49,401
Total liabilities and stockholders’ equity	$356,129	$398,294

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	March 31,
	2023	2022
Operating activities:
Net loss	$(31,658)	$(32,584)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,886	3,615
Stock-based compensation	4,122	2,628
Deferred income taxes	3	369
Change in provision for doubtful accounts	(470)	253
Change in provision for excess and obsolete inventory	(244)	(27)
Gain on disposal of assets	4	—
Non-cash lease expense	571	—
Gain on extinguishment of debt	(133)	—
Changes in operating assets and liabilities:
Accounts receivable	27,655	37,487
Inventory	(1,222)	(514)
Prepaid expenses and other assets	(3,326)	(205)
Prepaid income taxes	3,444	21,333
Accounts payable	(13,895)	(13,661)
Accrued expenses and other current liabilities	2,345	(13,707)
Operating lease liability	(530)	—
Accrued income taxes	(2,630)	8,985
Deferred revenue	4,728	4,125
Net cash (used in) provided by operating activities	(8,350)	18,097
Investing activities:
Purchases of property and equipment	(679)	(962)
Purchases of software licenses	—	(4)
Net cash used in investing activities	(679)	(966)
Financing activities:
Principal repayments of debt	(1,988)	(750)
Proceeds from exercise of stock options	2	79
Employee taxes paid related to net share settlement of equity awards	(2,938)	(1,490)
Payments of dividends and equitable adjustments	—	(1)
Repurchases of common stock	—	(1,192)
Net cash used in financing activities	(4,924)	(3,354)
Effect of exchange rate changes on cash and cash equivalents	140	100
Net (decrease) increase in cash, cash equivalents and restricted cash	(13,813)	13,877
Cash, cash equivalents and restricted cash at beginning of period	129,425	157,804
Cash, cash equivalents and restricted cash at end of period	$115,612	$171,681
Supplemental disclosures of cash flow information:
Cash paid for interest	$4,849	$3,478
Cash paid for income taxes	$3,132	$1,806
Supplemental disclosures of non-cash operating, investing and financing activities:
Purchases of property and equipment included in accounts payable	$20	$60